Exhibit T3A.11

10839656/1 Number 584536 DUPLICATE FOR THE FILE 11111111111111111 lllll 111111111111111 1111111111111 1810150 Certificate of Incorporation I hereby certify that NAC AVIATION 25 LIMITED is this day incorporated under the Companies Act 20 I 4, and that the company is a Private Company Limited by Shares. Given under my hand at Dublin, this Friday, the 17th day of June, 2016 for Registrar of Companies Certificate handed to/~ to•: Signed• :;:,r;\{lCUJOd\P S' *Delete as appropriate Mccann Fitzgerald Riverside One Sir John Rogerson'S Quay Dublin 2 Daten\-k-\\6